Exhibit 10.13.7

MRC Global Inc.

Nonqualified Stock Option Agreement

(Feb. 2014 rev.)

This Nonqualified Stock Option Agreement (this “Agreement”), is made as of [Month Day, Year] (the “Grant Date”), between MRC Global Inc., a Delaware corporation (the “Company”), and [__________] (the “Participant”).

1. Grant of Nonqualified Stock Option.  The Company hereby grants to the Participant a Nonqualified Stock Option (the “Option”) that provides the Participant the right and option to purchase __________ Shares at the purchase price (the “Option Price”) of $_______ per Share, in accordance with the provisions of this Agreement and the terms of the MRC Global Inc. 2011 Omnibus Incentive Plan (the “Plan”).  The Option shall be subject to the execution and return of this Agreement by the Participant (or the Participant’s estate, if applicable) to the Company as provided in Section 8 hereof.  The Option is made under and pursuant to the Plan, which Plan is incorporated herein by reference, and the Option is subject to all of the provisions thereof.  Capitalized terms used herein without definition shall have the same meanings given such terms in the Plan.  The Option is not intended to constitute an “incentive stock option” as that term is used in Code Section 422.

2. Vesting Schedule. This Option shall vest and become exercisable in accordance with the following schedule, subject to Section 3 of this Agreement:
Vesting Date	Percentage of Option Vested

First anniversary of Grant Date	33%
Second anniversary of Grant Date	66%
Third anniversary of Grant Date	100%

The portion of the Option which has become vested and exercisable as provided  herein is referred to as the “Vested Portion”, and the portion of the Option that has not become vested and exercisable as provided herein is referred to as the “Non-Vested Portion.”

3. Accelerated Vesting. Notwithstanding Section 2 above, the vesting of the Option shall change upon the occurrence of certain events as follows:

3.1 Death or Disability.  Upon the Participant’s  Termination by reason of the Participant’s death or Disability at any time on or after the Grant Date and prior to the third anniversary of the Grant Date, the Option will be deemed to be vested and exercisable with respect to an additional 33%  (or 34% if on or after the second anniversary of the Grant Date) of the Shares subject to the Option.

3.2 Change in Control. Upon a Change in Control, the Option shall become 100% vested and exercisable.
3.3 Retirement. If the Participant’s employment with the Company and its Subsidiaries Terminates and either:

(a)the Participant is at least 65 years of age, or

(b)the Participant’s age plus years of service equal to at least 80,

in each case, upon that Termination, the Option shall continue to vest and become exercisable in accordance with the vesting schedule in Section 2 hereof as if the Participant remained employed with the Company and its Subsidiaries so long as the Participant does not engage in a “Prohibited Activity” as defined on Exhibit A. Any Termination described in this section 3.3 shall herein be referred to as a “Retirement”.   Notwithstanding the foregoing in this Section 3.3, the Participant must remain employed with the Company on or after:

(i)in the case of the president or chief executive officer of the Company, the third anniversary of the Grant Date unless the Committee waives this requirement,

(ii)in the case of executives of the Company who are on the level of senior or executive vice presidents, the third anniversary of the Grant Date unless the President waives this requirement, or

(iii)for all other option holders, the first anniversary of the Grant Date,

in each case, for this Section 3.3 to have effect.

4. Exercise of Option

4.1Manner of Exercise.  Except as provided in Section 5 hereof, the Vested Portion of the Option may be exercised until the Option expires on the tenth anniversary of the Grant Date.  The Vested Portion may be exercised, in whole or in part, by delivering to the Company written notice of intent to exercise on such form (including either a written form or an internet-based exercise menu) as the Company shall prescribe.  This notice shall specify the number of Shares for which the Option is being exercised (the “Purchased Shares”) and shall be accompanied by payment in full of the Option Price in respect of the Purchased Shares.  The Option Price shall be payable to the Company:

(a) in cash or its equivalent;

(b) by tendering (either by actual delivery or attestation) previously acquired Shares that have been held by the Participant for at least six months prior to exercise of the Option and that have an aggregate Fair Market Value on the day preceding the date of exercise equal to the Option Price (or applicable portion thereof);

(c) by a cashless (broker-assisted) exercise in accordance with such procedures established by the Company;

(d) by any combination of (a), (b) and (c); or

(e) any other method approved by the Committee in its sole discretion.

4.2Limitation to Exercise of Vested Option.  Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares to be acquired upon exercise of the Option that the Committee shall in its sole discretion determine to be necessary or advisable under any Legal Requirements (as defined in Section 17 of this Agreement).  The Committee may establish additional procedures as it deems necessary or desirable in connection with the exercise of the Option or issuance of any Shares upon the exercise to comply with any Legal Requirements.  These procedures may include but are not limited to the establishment of limited periods during which the Option may be exercised or that following receipt of the notice to exercise and prior to the completion of the exercise, the Participant will be required to affirm the exercise of the Option following receipt of any disclosure deemed necessary or desirable by the Committee.

5. Termination of Employment; Breach of Restrictive Covenants

5.1Employment Termination.

(a) If the Participant’s employment Terminates for any reason whatsoever other than a Termination by the Company for Cause or a Retirement,

(i)  the Option, other than the Vested Portion, shall terminate on, and shall be of no further force and effect from and after, the day following the date of such Termination, and

(ii)  the Vested Portion of the Option shall be exercisable by the Participant during the Post-Termination Exercise Period (as defined below), but in no event after the tenth anniversary of the Grant Date, and, until exercised, the Option shall continue to be subject to the terms of this Agreement.

(b)   If the Participant’s Termination is by reason of a Retirement, no portion of the Option will terminate upon the Termination, and the Option will remain outstanding and the Vested Portion thereof shall be exercisable by the Participant during the Post-Termination Exercise Period;  provided, that if the Participant engages in any Prohibited Activity (as defined in Exhibit A)  following the Paricipant’s Retirement, the Non-Vested Portion of the Option may, in the sole discretion of the Committee, be immediately cancelled without payment of consideration therefor.    If the Company receives an allegation of a Prohibited Activity, the Company, in its discretion, may suspend the exercise of the Option for up to three months to permit the investigation of the allegation. If the Company determines that the Grantee did not engage in any Prohibited Activities, the Company shall permit the exercise of any vested Option for an additional amount of time equal to the time the Company suspended the Option.

(c)   If the Participant’s employment is Terminated for Cause, the Non-Vested Portion of the Option shall immediately be cancelled without payment of consideration therefor, and the Vested Portion thereof shall be exercisable by the Participant during the Post-Termination Exercise Period.

(d)  To the extent that the Participant does not exercise the Vested Portion of the Option within the Post-Termination Exercise Period, such portion shall terminate and shall be of no further force and effect following the last day of the Post-Termination Exercise Period.

5.2Post-Termination Exercise Period.  The “Post-Termination Exercise Period” means the period commencing on the date of the Participant’s Termination and ending on

(a)  in the case of a Termination other than by reason of the Participant’s  Retirement, death or Disability, on the 180th day following the date of the Participant’s Termination,

(b)  in the case of a Termination by reason of the Participant’s death or Disability, on the first anniversary of the date of the Participant’s Termination, or

(c)  in the case of a Termination by reason of Retirement, until the tenth anniversary of the Grant Date.

6. Issuance of Shares Upon Option Exercise.  Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates or evidence of book entry shares for the Shares.  The Share certificates or evidence of book entry shares shall be issued in the Participant’s name (or, at the discretion of the Participant, jointly in the names of the Participant and the Participant’s spouse) or the name of the Participant’s nominee.   The Company shall maintain a record of all information pertaining to the Participant’s rights under this Agreement, including the number of Shares with respect to which the Option is exercisable.

7. Restrictive Covenant.  In consideration of the Option that the Company has granted to Participant in this Agreement, Participant agrees not to engage in Prohibited Activity during Participant’s employment with the Company and any of its subsidiaries (the “Company Group”) and for a period of [CEO: 18][EVPs: 12][all others: six] months after Participant’s termination of employment with the Company Group (the “Restricted Period”).  If the Participant engages in a Prohibited Activity during the Restricted Period, the Company and/or its appropriate subsidiaries may seek an injunction from a court of competent jurisdiction to prevent Participant from engaging in the Prohibited Activity during the Restricted Period without the necessity of posting bond or other security to obtain the injunction.  Both the Company and the Participant agree that monetary damages alone are an insufficient remedy for breach of the foregoing covenant.  The Company and/or its appropriate subsidiaries may seek monetary damages in addition to an injunction, and the covenant in favor of the Company Group in this Agreement is in addition to, and not in lieu of, any similar covenants that Participant may have entered into in favor of any member of the Company Group in any employment or other agreement.  To the extent that a court of competent jurisdiction rules that the restrictions in the foregoing covenant are too broad, these restrictions shall be interpreted and construed in the broadest possible manner to provide the Company Group the broadest possible protection, including (without limitation) with respect to geographic coverage, activities of the Company Group’s businesses and time of applicability of the restrictions.

8. Execution of Agreements. The Option granted to the Participant shall be subject to the Participant’s execution and return of this Agreement.

9. No Right to Continued Employment.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to Terminate the Participant’s employment, nor confer upon the Participant any right to continuance of employment by the Company or any of its Subsidiaries or continuance of service as a Board member.

10. Shareholder Rights. The Participant shall not be deemed to be the holder of, or to have any dividend, voting or other rights of a holder with respect to any Shares subject to the Option until:

(a)  the Option shall have been exercised in accordance with the terms of this Agreement and the Plan, and the Participant shall have paid the full exercise price for the number of Shares in respect of which the Option was exercised and any applicable withholding taxes,

(b)  the Company shall have issued the Shares to or in the name of the Participant or the Participant’s nominee, and

(c)  the Participant’s name shall have been entered as a holder of record on the books of the Company.

Upon the occurrence of all of the foregoing events, the Participant shall have full ownership rights with respect to such Shares.

11. Withholding of Taxes.  Prior to the delivery to the Participant (or the Participant’s estate, if applicable) of Shares, the Participant (or the Participant’s estate) shall be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Shares, or any payment or transfer under, or with respect to, the Shares, and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of withholding taxes.  The Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement or by remitting cash received from a cashless exercise.  The Participant shall be solely responsible for the payment of all taxes relating to the payment or provision of any amounts or benefits hereunder.  In no event shall any withholdings made under this Section 11 exceed the minimum statutory withholding requirement.

12. Modification of Agreement.  This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto, except as otherwise permitted under the Plan.

13. Severability.  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

14. Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the jurisdiction set forth in the Plan, without giving effect to the conflicts of laws principles thereof.

15. Option Subject to Plan.  By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Option is subject to the Plan.  The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16. Securities Laws.   Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make such written representations, warranties and agreements as the Committee may reasonably request to comply with applicable securities laws or with this Agreement.

17. Legend on Certificates.   The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”), unless an exemption to such registration or qualification is available and satisfied.  The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

18. Underwriter Lockup Agreement.  In the event of any underwritten public offering of securities by the Company, the Participant agrees to the extent requested in writing by a managing underwriter, if any, not to sell, transfer or otherwise dispose of any Shares acquired upon exercise of the Option (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 180 days or such shorter period as such managing underwriter may permit.

19. Successors in Interest.  This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Participant’s legal representatives.  All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be binding upon the Participant’s heirs, executors, administrators and successors.

20. Resolution of Disputes.  Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on the Participant, the Participant’s heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes.  By accepting the grant pursuant to this Agreement, the Participant confirms that Participant is subject to the policies of Participant’s employing company within the Company Group (except as may be specifically modified in an employment agreement), including (without limitation) any policy requiring mandatory arbitration of employment disputes and the grant pursuant to this Agreement is further consideration of those policies.

21. Non-Transferability. Subject to the terms of the Plan, no rights under this Agreement shall be transferable otherwise than by will, the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (“QDRO”), and, except to the extent otherwise provided herein, the rights and the benefits of the Agreement may be exercised and received, respectively, during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative or by an “alternate payee” pursuant to a QDRO.

22. Entire Agreement.  This Agreement constitutes the entire understanding between the Participant and the Company and its Subsidiaries with respect to the Option, and supersedes all other agreements, whether written or oral, with respect to the Option.

23. Headings. The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

24. Counterparts and Electronic Administration.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.    This Agreement may be signed by indicating assent to be bound by this Agreement through an electronic trading system that the Company establishes or sponsors rather than a physical signature.  Exercise of this Option may be effected through such an electronic system.

MRC Global Inc.

By:_____________________________________________________________________________________________________________

Name:

Title:

Participant

By:_____________________________________________________________________________________________________________

Name:

Title:

Exhibit A

Non-Competition and Non-Solicitation

A “Prohibited Activity” shall be deemed to have occurred, if the Participant:

(i) divulges any non-public, confidential or proprietary information of the Company or of its past or present subsidiaries (collectively, the “Company Group”), but excluding information that:

(a) becomes generally available to the public other than as a result of the Participant’s public use, disclosure, or fault,

(b) becomes available to the Participant on a non-confidential basis after the Participant’s employment termination date from a source other than a member of the Company Group prior to the public use or disclosure by the Participant; provided that the source is not bound by a confidentiality agreement or otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation,

(c) is independently developed, discovered or arrived at by the Participant without using any of the information from the Company Group, or

(d) is disclosed by the Participant pursuant to a requirement of law, court order or legal, governmental, judicial, regulatory or similar process, or

(ii) directly or indirectly, consults with, becomes a director, officer or partner of, conducts, participates or engages in, or becomes employed by, any business that is competitive with the business of any current member of the Company Group, wherever from time to time conducted throughout the world, including situations where the Participant solicits or participates in or assists in any way in the solicitation or recruitment, directly or indirectly, of any employees of any current member of the Company Group.  For the avoidance of doubt, businesses that compete with the Company’s business include (without limitation) the distribution business to the energy industry of NOV Wilson, Lockwood, Sunbelt, Oil States, Russell Metals, Ferguson and Edgen-Murray and their successors.